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                                  WARRANT AGREEMENT


    This Warrant Agreement (this "Agreement") is made as of October 1, 1997 between Douglas H. Hanson (the "Purchaser") and Rocky Mountain Internet, Inc., a Delaware corporation (the "Company").

    WHEREAS, the Company and the Purchaser have entered into a Stock Purchase Agreement, of even date herewith, pursuant to which, among other things, RMII agreed to issue to the Shareholder 1,225,000 shares (the "Shares") of its common stock, $0.001 par value per share ("Common Stock") and to enter into this Agreement for the issuance by the Company of warrants to purchase 4,000,000 additional shares of Common Stock, subject to adjustment (the "Warrants"); and

    WHEREAS, the Purchaser has delivered to the Company the consideration for the issuance of the Shares and for the execution of this Agreement;

    NOW, THEREFORE, in consideration of the of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

                                      Section 1
                        Authorization and Delivery of Warrants

    Subject to the conditions set forth in section 3 hereof, the Company has authorized the issuance and delivery to the Purchaser of warrants (the "Warrants") to purchase 4,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") at an exercise price of $1.90 per share of Common Stock, pursuant to the terms of the warrant certificate attached hereto, to the Purchaser.

                                      Section 2
                       Terms of Warrants; Exercise of Warrants

    The terms and conditions of the Warrants shall be governed by a warrant certificate in substantially the form attached hereto.

                                      Section 3
          Conditions to Obligation of Company to Issue and Deliver Warrants

    The parties acknowledge and understand that, as of the date hereof, the Company does not have a sufficient number of shares of its Common Stock authorized or reserved for issuance upon exercise of the Warrants. Accordingly, the Company's obligation hereunder to issue and deliver the Warrants to the Purchaser is subject to the condition that the Company shall have taken all corporate action necessary to authorize the issuance of the Warrants and the shares of Common Stock issuable upon the exercise thereof, including, but not limited to, the approval by the Company's shareholders of an amendment to the Company's Certificate of Incorporation to


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authorize an increase in the number of shares Common Stock that may be issued by the Company.

                                      Section 4
                               Covenants of the Company

    The Company hereby covenants and agrees to call a meeting of shareholders as soon as reasonably practicable following the date hereof for the purpose, among other things, of amending the Company's Certificate of Incorporation and authorizing the issuance of the Warrants to the Purchaser as described in
Section 3. Following the completion of all corporate action necessary or appropriate to authorize the issuance of the Warrants and the shares of Common Stock issuable upon the exercise thereof, the Company will at all times keep reserved out of its authorized Common Stock, so long as any of the Warrants remain outstanding, solely for the purpose of issue upon exercise of the Warrants, such number of shares as shall then be issuable upon the exercise of the Warrants.

                                      Section 5
                   Representations and Warranties of the Purchaser

    5.1 ACCREDITED INVESTOR.  The Purchaser is an Accredited Investor.

    5.2 INVESTMENT. The Purchaser is acquiring the Warrants for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any unregistered distribution thereof or of the Shares.

    5.3 RESTRICTED SECURITIES. The Purchaser understands and acknowledges that the Warrants and the Shares have not been registered under the Securities Act or relevant state securities laws, but are being offered and sold pursuant to exemptions from such registrations, and that the Purchaser may not sell, transfer, assign, convey, pledge, hypothecate, or otherwise dispose of the Warrants or any of the Shares in any manner without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Warrants or the Shares, as the case may be, for such purpose pursuant to the Securities Act, as then amended, and applicable state securities laws; or (ii) such registration. In furtherance thereof, the Purchaser represents and warrants to and agrees with the Company that the
Purchaser:

         (a) has the financial ability to bear the economic risk for the investment in the Shares, has adequate means for providing for his current needs and contingencies, and has no need for liquidity with respect to the investment in the Warrants or the Shares;

         (b) has been furnished with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and Current Report on Form 8-K dated August 15, 1997 (collectively, the "Documents") and has evaluated the risks of a purchase of the Shares based on the information contained therein and in this Agreement;

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         (c) has been given the opportunity to ask questions of, and receive answers from, the management of the Company concerning the terms, conditions, and other matters pertaining to the investment in the Warrants and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Documents;

         (d) except as described in Section 5 (c), the Purchaser has not been furnished with any oral or written representation or oral or written information in connection with the offering of the Shares; and

         (e) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an acquisition of the Warrant and the Shares and of making an informed investment decision with respect thereto.

                                      Section 6
                                      Successors

    This Agreement and the rights provided hereunder shall be binding upon and shall inure to the benefit of the parties and their respective assigns, successors, heirs, executors, and legal representatives.

                                      Section 7
                                       Remedies

    7.1 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding by either party seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against the other party in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.


    7.2 SPECIFIC ENFORCEMENT. The Company agrees that the remedies at law of the holder of the Warrants, in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant Agreement, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.


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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


PURCHASER

/s/ Douglas H. Hanson
-----------------------------------
Douglas H. Hanson


COMPANY

Rocky Mountain Internet, Inc., a Delaware corporation

By:     /s/ David L. Evans
        ------------------------------
        David L. Evans

Title:  Executive Vice President





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